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                                                            EXHIBIT 99.B2(h)(ii)

                             As of October 11, 2002

PRIVATE AND CONFIDENTIAL

Quick & Reilly, Inc.
General Counsel's Office
26 Broadway
New York, NY 10004

Ladies and Gentlemen:

     This letter agreement (the "Placement Agreement") confirms our understanding that Columbia Management Multi-Strategy Hedge Fund, LLC, a Delaware limited liability company (the "Fund"), has engaged Quick & Reilly, Inc. ("Q&R") to act as non-exclusive placement agent to the Fund. All terms with initial capital letters not otherwise defined in the Placement Agreement shall have the meanings set forth in the Fund's limited liability company agreement as in effect from time to time (the "Operating Agreement").

     Q&R will act as non-exclusive placement agent for the Fund in connection with the private placement of membership interests in the Fund (the "Interests") to be issued by the Fund in one or more transactions (each a "Private Placement") intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Rule 506 of Regulation D ("Regulation D") under the Securities Act and under the applicable law and regulations of any other jurisdictions in which the Interests are offered. The Fund is in the process of registering with the Securities and Exchange Commission as a closed-end management Fund in accordance with the Investment Fund Act of 1940, as amended (the "1940 Act").

COMPENSATION TO Q&R, FEES AND EXPENSES

     Q&R will not receive compensation from the Fund for its efforts under the Placement Agreement in connection with the sale of Interests, and shall bear all expenses it incurs in connection therewith.

OFFERS OF THE INTERESTS

     By entering into the Placement Agreement, Q&R acknowledges that the Interests are to be issued in a Private Placement and agrees to observe the private placement procedures established from time to time by the Fund and/or by Columbia Management Company, the Fund's investment adviser (the "Adviser"), and communicated to Q&R in writing (the "Private Placement Procedures") in offering the Interests. Furthermore, Q&R represents that neither it, nor anyone acting on its behalf, either directly or indirectly through an agent, has offered or sold

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or will offer or sell Interests on behalf of the Fund except in compliance with the Private Placement Procedures or engaged or will engage in any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

     Q&R represents that it is a registered broker-dealer in good standing under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and under the securities or Blue Sky laws of each jurisdiction in which it will offer Interests and a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"). In addition, Q&R will otherwise comply with the Securities Act, the Exchange Act, the 1940 Act, the securities or Blue Sky Laws of each jurisdiction in which the offer of the Interests may be made and any rule, regulation, judgment, order, decree or stipulation made, issued or promulgated under any of such laws or promulgated by the NASD, to which the offer of the Interests may be subject ("Applicable Law") in connection with its activities pursuant to the Placement Agreement. Q&R will also comply with all broker-dealer, agent or registered representative requirements imposed under state securities laws or by the NASD, as applicable, so as to permit such offers.

     Notwithstanding the foregoing, in no event will Q&R undertake offers in any jurisdiction until the Fund or the Adviser has concluded that offers may be made in such jurisdiction by Q&R in compliance with Applicable Law.

     Q&R will not make offers to sell Interests except to, or otherwise negotiate with respect to Interests except with (each such offer or negotiation being referred to as an "Offer"), such persons whom they have reasonable grounds to believe and do believe meet the suitability requirements (i) specified in the Private Placement Procedures and in the Confidential Offering Memorandum relating to the Interests (which, together with the appendices and exhibits thereto, the subscription agreement (the "Subscription Agreement") and the Operating Agreement, and any amendments or supplements thereto, is herein referred to as the "Offering Materials") and (ii) of the various Blue Sky laws, rules and regulations of the jurisdiction in which the Interests are offered. Q&R will provide each person to whom it makes an Offer (an "Offeree") with the Offering Materials, current as of the date of such Offer. To the extent such person still evidences a commitment to or interest in purchasing an Interest as of the date of any subsequent supplement or at any time thereafter, Q&R will provide such person with a copy of the subsequent supplement. Q&R will not provide any information or make any statements or representations to Offerees, other than such information and statements or representations as are either contained in the Offering Materials or are not inconsistent with information set forth in the Offering Materials. The Adviser will make available to each Offeree, at a reasonable time prior to the purchase of an Interest, the opportunity to (a) ask questions of, and receive answers from, the Adviser concerning the terms and conditions of the offering and of an investment in the Fund, and (b) obtain any additional information, to the extent that the Adviser possesses it or can acquire it without unreasonable effort or expense, that is necessary to verify the accuracy of the information in the Offering Materials.

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OFFERING MATERIALS - SECURITIES LAW CONSIDERATIONS

     The Fund represents and warrants that the Offering Materials, at any such time when Interests are issued by the Fund, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that this warranty shall not apply to statements in or omissions from the Offering Materials made in reliance upon and in conformity with information furnished to the Fund by Q&R for use in the Offering Materials. If at any time during the term of the Placement Agreement the Fund learns of the occurrence of any event affecting the Fund or any affiliated person of the Fund which, in the opinion of the Fund's counsel, should be set forth in an amendment or supplement to the Offering Materials in order to make the statements made therein not misleading or to otherwise comply with Applicable Law, the Fund will promptly cause to be prepared and made available to Q&R an appropriate amendment or supplement, so that the Offering Materials, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made, or will otherwise comply with Applicable Law.

     In the event that Q&R learns of any circumstances or facts that could make the Offering Materials inaccurate or misleading as to any material facts or indicate that the Offering Materials are not in compliance with Applicable Law, Q&R will promptly bring such circumstances or facts to the attention of the Fund. Q&R will provide the Fund, and the Fund will provide Q&R, with notice of any communication from the Securities and Exchange Commission (the "SEC"), any state securities commissioner or any other regulatory authority concerning the offering or sale of the Interests which might adversely affect the Fund and of the commencement of any lawsuit or proceeding to which Q&R is a party relating to the offering or sale of the Interests by Q&R which might adversely affect the Fund.

     The obligations described under this heading shall survive the term of this Placement Agreement.

SUBSCRIPTIONS AND CLOSINGS

     Each Offeree who wishes to purchase an Interest must complete a Subscription Agreement with respect to such purchase and any supplementary documentation which may be reasonably required by the Fund. Q&R agrees that it will only submit an Offeree's Subscription Agreement to the Fund (or the Fund's designated agent) if, on the basis of such Subscription Agreement and such other knowledge concerning the Offeree as it may possess, Q&R reasonably believes at the time of submission that:

     (a) such Offeree is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act and otherwise meets the suitability standards adopted by the Fund with respect to prospective purchasers of the Interests;

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     (b)  such Offeree is a "qualified client" for purposes of Rule 205-3 under the Investment Advisers Act of 1940;

     (c) such Offeree has such knowledge and experience in financial and business matters that the Offeree is capable of evaluating the merits and risks of an investment in the Fund; and

     (d) Q&R has complied with Applicable Law in connection with the offer of the Interest to the Offeree.

     In addition, Q&R will only submit an Offeree's subscription to the Fund (or the Fund's designated agent) if, to the best of its knowledge at the time of submission, the Offeree will acquire the Interest for which it is subscribing solely for the Offeree's own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein. If, at any time after it submits an Offeree's subscription to the Fund (or such designated agent), Q&R becomes aware of any fact or circumstance materially affecting the basis for its determinations with respect to the Offeree pursuant to this paragraph, Q&R will promptly notify the Fund and any such agent of such fact or circumstance; this duty shall survive the term of this Placement Agreement.

     Q&R acknowledges that (a) following submission of an Offeree's subscription, such subscription will be controlled by the terms of the Offeree's Subscription Agreement and the Operating Agreement, (b) the Fund (or the Fund's designated agent) may reject an Offeree's subscription for any reason whatsoever up until the date of any closing of the sale of Interests (each a "Closing") for which the Offeree has received notice with respect to such subscription and (c) the choice of when and if to hold one or more Closings and which potential investors may participate in such Closings is entirely within the discretion of the Fund.

     The obligations described under this heading shall survive the end of the termination of this Placement Agreement.

Q&R'S REPRESENTATIONS AND WARRANTIES

     Q&R represents and warrants as of the date hereof that:

     (a) it is a New York corporation duly organized, validly existing and in good standing under the laws of the State of New York with adequate power and authority to enter into and perform the Placement Agreement; the execution and delivery of the Placement Agreement by Q&R has been duly and validly authorized by all necessary corporate action; and when executed and delivered, the Placement Agreement will be enforceable against Q&R in accordance with its terms (except to the extent that any enforceability of the indemnification provisions below may be limited under Applicable Law);

     (b) to the best of its knowledge, neither it nor any of its directors, officers or employees nor any person acting on its behalf with its permission has taken any action or

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     done anything which would conflict with the conditions and requirements of
     Applicable Law or which would make the exemption provided for by Rule 506 of Regulation D unavailable or which would adversely affect the registration of or exemption from registration of the Interests under Applicable Law (it being understood that Q&R is not responsible for the adequacy, accuracy or completeness of the Offering Materials under Applicable Law or any actions or omissions on the part of the Fund or the Adviser except for statements in or omissions from the Offering Materials made, or actions or omissions on the part of the Fund or the Adviser taken, in reliance upon and in conformity with information furnished to the Fund or the Adviser by Q&R in connection with the Placement Agreement);

     (c) the obligations and undertakings by Q&R under the Placement Agreement are in compliance with Applicable Law; and

     (d) there are no suits or proceedings at law or in equity or before or by any governmental agency or any labor disputes pending or threatened, or, to the best of Q&R's knowledge, anticipated or contemplated, nor are there any unsatisfied outstanding judgments, orders, decrees or stipulations affecting Q&R or to which it is, or may, to the best of Q&R's knowledge, become, a party, which suits, proceedings, disputes, judgments, orders, decrees or stipulations might materially adversely affect Q&R's ability to perform the activities contemplated by the Placement Agreement; there are no claims against Q&R pending or threatened or, to the best of Q&R's knowledge, anticipated or contemplated, which, if valid, would constitute or result in a breach of any representation, warranty, agreement or undertaking set forth in the Placement Agreement.

FUND'S REPRESENTATIONS AND WARRANTIES

     The Fund represents and warrants as of the date hereof that:

     (a) it is a Delaware limited liability company with adequate power and authority to enter into and perform the Placement Agreement; the execution and delivery of the Placement Agreement by the Fund has been duly and validly authorized by all necessary limited liability company action; and when executed and delivered, the Placement Agreement will be enforceable against the Fund in accordance with its terms (except to the extent that any enforceability of the indemnification provisions below may be limited under Applicable Law);

     (b) the Fund will be on the date of any Closing at which Interests placed by Q&R are purchased duly organized and validly existing as a limited liability company under the laws of the State of Delaware, with full power and authority to carry on its business as it is proposed to be conducted as set forth in the Offering Materials;

     (c) the obligations and undertakings by the Fund under the Placement Agreement are in compliance with Applicable Law; and

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     (d)  there are no suits or proceedings at law or in equity or before or by any governmental agency or any labor disputes, pending or threatened, or, to the best of the Fund's knowledge, anticipated or contemplated, nor are there any unsatisfied outstanding judgments, orders, decrees or stipulations affecting the Fund, or to which it is, or may become, a party, which suits, proceedings, disputes, judgments, orders, decrees or stipulations might materially adversely affect the Fund's ability to perform the activities contemplated by the Placement Agreement; there are no claims against the Fund pending or threatened or, to the best of the Fund's knowledge, anticipated or contemplated, which, if valid, would constitute or result in a breach of any representation, warranty, agreement or undertaking set forth in the Placement Agreement.

TERM: TERMINATION

     This Placement Agreement shall become effective as of the date of its execution, and: (a) unless otherwise terminated, this Placement Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Fund's board of directors (the "Board") or by vote of a majority of the outstanding voting securities of the Fund, and (ii) by vote of a majority of the members of the Board who are not interested persons of the Fund or Q&R, cast in person at a meeting called for the purpose of voting on such approval; (b) this Placement Agreement shall automatically terminate in the event of its assignment; and (c) either the Fund or Q&R may terminate the Placement Agreement (with or without cause) at any time upon notice to the other party in accordance with the terms of the Placement Agreement.

     Termination of the Placement Agreement will be without penalty to either party.

INDEMNIFICATION AND CONTRIBUTION - Q&R

     The Fund will indemnify and hold harmless Q&R, and the respective directors, officers, agents and employees of Q&R (Q&R and each such entity or person hereinafter referred to as a "Q&R Indemnified Person") from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, "Q&R Liabilities"), and will reimburse each Q&R Indemnified Person for all reasonable fees and expenses (including the reasonable fees and expenses of counsel) (collectively, "Q&R Expenses") as they are incurred in preparing or defending any claim, action or proceeding in connection with pending or threatened litigation in which a Q&R Indemnified Person is a party (collectively, "Q&R Actions") caused by, or arising out of or in connection with, (i) any untrue statement or alleged untrue statement of a material fact (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to a Q&R Indemnified Person furnished by or on behalf of a Q&R. Indemnified Person expressly for use in the Offering Materials or with Offerees) contained in the Offering Materials or other information furnished or made available by the Fund to Q&R or any Offeree (including any amendments thereof and supplements thereto), (ii) any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to a Q&R Indemnified Person furnished by or on behalf of a Q&R

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Indemnified Person expressly for use in the Offering Materials or with Offerees)
or (iii) the material breach by the Fund of any of its representations, warranties, covenants, obligations or agreements hereunder. The Fund also agrees to reimburse each Q&R Indemnified Person for all Q&R Expenses as they are incurred in connection with enforcing such Q&R Indemnified Person's rights under the Placement Agreement.

     Upon receipt by a Q&R Indemnified Person of actual notice of a Q&R Action against such Q&R Indemnified Person with respect to which indemnity may be sought hereunder, such Q&R Indemnified Person shall promptly notify the Fund in writing; provided that failure so to notify the Fund shall not relieve the Fund from any liability which the Fund may have on account of this indemnity or otherwise, except to the extent the Fund shall have been materially prejudiced by such failure. The Fund shall have the right to assume the defense of any such Q&R Action including the employment of counsel reasonably satisfactory to Q&R. Any Q&R Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Q&R Indemnified Person, unless (i) the Fund has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Q&R Action (including any impleaded parties) include such Q&R Indemnified Person and the Fund, and such Q&R Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the Fund; provided that the Fund shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel, for all Q&R Indemnified Persons in the aggregate, in connection with any Q&R Action in the same jurisdiction, in addition to any one local counsel. The Fund shall not be liable for any settlement of any Q&R Action effected without its written consent (which shall not be unreasonably withheld or delayed). In addition, the Fund will not, without prior written consent of Q&R, which consent shall not be unreasonably withheld or delayed, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Q&R Action in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise, consent or termination includes an unconditional release of each Q&R Indemnified Person from all Q&R Liabilities arising out of such Q&R Action.

     In the event that the foregoing indemnity would by its terms be available to a Q&R Indemnified Person but is held to be unavailable by a court of competent jurisdiction for any reason other than because of the terms of such indemnity, the Fund shall contribute to the Q&R Liabilities and Q&R Expenses paid or payable by such Q&R Indemnified Person in such proportion as is appropriate to reflect the relative benefits to the Fund, on the one hand, and to Q&R, on the other hand, of the matters contemplated by the Placement Agreement, and also the relative fault of the Fund, on the one hand, and of Q&R, on the other hand, in connection with the matters as to which such Q&R Liabilities or Q&R Expenses relate, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.

     The reimbursement, indemnity and contribution obligations of the Fund set forth herein shall apply to any modification of the Placement Agreement and shall remain in full force and

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effect regardless of any termination of, or the completion of any Q&R
Indemnified Person's services under or in connection with, the Placement Agreement.

     In the event Q&R or any Q&R Indemnified Person is (i) required to appear as a witness in any action brought by or against the Fund or any participant in a transaction covered hereby in which a Q&R Indemnified Person is not named as a defendant or (ii) requested by the Fund to appear as a witness or to assist the Fund in the preparation of its position in any action brought by or against the Fund or any participant in a transaction covered hereby in which a Q&R Indemnified Person is not named as a defendant, the Fund agrees to reimburse Q&R for all reasonable expenses incurred by it in connection with such party preparing and appearing as a witness or in its assistance to the Fund for the preparation of the Fund's position and to compensate Q&R therefor in an amount to be mutually agreed upon.

     Notwithstanding the foregoing, the Placement Agreement shall not obligate the Fund to indemnify or hold harmless any person from and against, or contribute to any liabilities or expenses, that result from such person's willful misfeasance, bad faith, or gross negligence or reckless disregard of such person's obligations and duties.

INDEMNIFICATION AND CONTRIBUTION - THE FUND

     Q&R will indemnify and hold harmless the Fund and its affiliates, and the respective directors, officers, agents and employees of the Fund and its affiliates (the Fund and its affiliates and each such entity or person hereinafter referred to as a "Fund Indemnified Person") from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, "Fund Liabilities"), and will reimburse each Fund Indemnified Person for all reasonable fees and expenses (including the reasonable fees and expenses of counsel) (collectively, "Fund Expenses") as they are incurred in preparing or defending any claim, action or proceeding in connection with pending or threatened litigation in which a Fund Indemnified Person is a party (collectively, "Fund Actions") caused by, or arising out of or in connection with, (i) any untrue statement or alleged untrue statement of a material fact made by Q&R to any Offeree or purchaser of an Interest (other than any such statement contained in or derived from the Offering Materials or which is based upon information contained in the Offering Materials, or any amendment or supplement thereto), (ii) any omission or alleged omission by Q&R to state to any Offeree or purchaser of an Interest a material fact necessary to make the statements made to such Offeree or purchaser not misleading in light of the circumstances under which they were made (other than any such material fact omitted from the Offering Materials or any amendment or supplement thereto), or
(iii) the material breach by Q&R of any of its representations, warranties, covenants, obligations or agreements hereunder. Q&R also agrees to reimburse each Fund Indemnified Person for all Fund Expenses as they are incurred in connection with enforcing such Fund Indemnified Person's rights under the Placement Agreement.

     Upon receipt by a Fund Indemnified Person of actual notice of the Fund Action against such Fund Indemnified Person with respect to which indemnity may be sought hereunder, such Fund Indemnified Person shall promptly notify Q&R in writing; provided that failure so to notify Q&R shall not relieve Q&R from any liability which Q&R may have on account of this indemnity or otherwise, except to the extent Q&R shall have been materially prejudiced by such

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failure. Q&R shall have the right to assume the defense of any such Fund Action including the employment of counsel reasonably satisfactory to Q&R. Any Fund Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Fund Indemnified Person, unless (i) Q&R has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Fund Action (including any impleaded parties) include such Fund Indemnified Person and Q&R, and such Fund Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to Q&R ; provided that Q&R shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel, for all Fund Indemnified Persons in the aggregate, in connection with any Fund Action in the same jurisdiction, in addition to any one local counsel. Q&R shall not be liable for any settlement of any Fund Action effected without its written consent (which shall not be unreasonably withheld or delayed). In addition, Q&R will not, without prior written consent of the Fund, which consent shall not be unreasonably withheld or delayed, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Fund Action in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise, consent or termination includes an unconditional release of each Fund Indemnified Person from all Fund Liabilities arising out of such Fund Action.

     In the event that the foregoing indemnity would by its terms be available to a Fund Indemnified Person, but is held to be unavailable by a court of competent jurisdiction for any reason other than because of the terms of such indemnity, Q&R shall contribute to Fund Liabilities and Fund Expenses paid or payable by such Fund Indemnified Person in such proportion as is appropriate to reflect the relative benefits to Q&R, on the one hand, and to the Fund, on the other hand, of the matters contemplated by the Placement Agreement, and also the relative fault of Q&R, on the one hand, and of the Fund, on the other hand, in connection with the matters as to which such Fund Liabilities or Fund Expenses relate, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.

     The reimbursement, indemnity and contribution obligations of Q&R set forth herein shall apply to any modification of the Placement Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Fund Indemnified Person's services under or in connection with, the Placement Agreement.

     In the event the Fund or any Fund Indemnified Person is (i) required to appear as a witness in any action brought by or against Q&R or any participant in a transaction covered hereby in which a Fund Indemnified Person is not named as a defendant or (ii) requested by Q&R to appear as a witness or to assist Q&R in the preparation of its position in any action brought by or against Q&R or any participant in a transaction covered hereby in which a Fund Indemnified Person is not named as a defendant, Q&R agrees to reimburse the Fund for all reasonable expenses incurred by it in connection with such party preparing and appearing as a witness or in its assistance to Q&R for the preparation of Q&R's position and to compensate the Fund therefor in an amount to be mutually agreed upon.

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     Notwithstanding the foregoing, the Placement Agreement shall not obligate
Q&R to indemnify or hold harmless any person from and against, or contribute to any liabilities or expenses, that result from such person's willful misfeasance, bad faith, or gross negligence or reckless disregard of such person's obligations and duties.

NON-EXCLUSIVE PLACEMENT AGENT

     Q&R acknowledges that the Placement Agreement does not grant it the exclusive right to place Interests. Q&R further acknowledges that the Fund and its affiliates may, without limitation, offer and sell Interests and may, without limitation, engage third parties to act as placement agents or otherwise assist in the offer and sale of the Interests ("Other Placement Activities"). Q&R also agrees that it shall have no rights or interests in Other Placement Activities or any profits or payments therefrom or related thereto.

GOVERNING LAW; SUCCESSORS AND ASSIGNS; CERTAIN DEFINITIONS; JURISDICTION

     The Placement Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. The Placement Agreement shall be binding upon and inure to the benefit of (i) the Fund and Q&R, (ii) any person to whom the provisions under the headings "Indemnification and Contribution - Q&R" and "Indemnification and Contribution - the Fund" may apply and (iii) the respective successors and assigns of the persons identified in (i) and (ii), and, except as otherwise expressly provided herein, no other person shall acquire or have any right under or by virtue of the Placement Agreement. The term "successors and assigns" as used in the previous sentence shall not include any purchaser or assignee, as such, of an Interest.

     For the purpose of this Placement Agreement, the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions or no-action positions as may be granted by the Securities and Exchange Commission or its staff under the 1940 Act.

     The Fund and Q&R irrevocably and unconditionally submit to the personal jurisdiction of any state or federal court located in New York, New York, waive any defense based on lack of personal jurisdiction in such courts for all claims arising out of the Placement Agreement, and agree that all such claims shall be adjudicated in the aforementioned courts, but nothing herein shall be deemed a waiver of any right of any party to remove any litigation to a federal court located in New York, New York. The Fund and Q&R irrevocably and unconditionally waive any objection that the laying of venue of any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. In addition, the Fund and Q&R waive any right to trial by jury in any action involving such claims and involving only parties to this agreement and/or any Q&R Indemnified Person or Fund Indemnified Person and agree not to claim any such right to which it might otherwise be entitled with respect to any such action. The Fund and Q&R hereby agree that service of any process, summons, notice or document by U.S. registered mail, return receipt requested, addressed to the Fund and Q&R shall be effective

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service of process for any action, suit or proceeding brought in any such court.
The Fund and Q&R agree that a final judgment in any such suit, action or proceeding brought in any such court will be conclusive and binding upon the Fund and Q&R and may be enforced in any other courts to whose jurisdiction the Fund and Q&R are or may be subject, by suit upon such judgment.

ENTIRE AGREEMENT; WAIVERS; AMENDMENTS; SEVERABILITY

     The Placement Agreement incorporates the entire understanding of the parties with respect to the engagement of Q&R regarding the Fund, and supersedes all agreements regarding such engagement and entered into prior to the date hereof (but not contemporaneously herewith). No waiver, amendment or other modification of the Placement Agreement shall be effective unless in writing and signed by each party to be bound thereby. Except as specifically herein provided, no failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion. If any one or more of the provisions contained in this Placement Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications thereof shall not in any way be affected or impaired thereby.

NOTICES; EXECUTION

     All notices, demands, solicitations of consent or approval, and other communications hereunder shall be in writing and shall be sufficiently given if personally delivered or sent by postage prepaid, registered or certified express mail, return receipt requested, addressed as follows: if intended for the Fund, to it at 100 Federal Street, 3rd Floor, Boston, MA 02110, Attention: Raymond Bligh, and if intended for Q&R to it at General Counsel's Office, 26 Broadway, New York, NY 10004, or to such other address or in such other manner as any of the parties may designate by written notice. Notices shall be deemed to have been given when personally delivered or, if mailed, on the earlier of (i) five days after the date on which deposited in the mails, and (ii) the date on which received; provided, that notices of a change of address shall not be deemed given until the actual receipt thereof. The foregoing shall not prohibit the giving of written notice in any other manner; any such written notice shall be deemed given only when actually received.

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                                       11

                                                             Placement Agreement

     The Placement Agreement may be executed in counterparts, and such counterparts shall together constitute one agreement binding on the Fund and Q&R.

     Please confirm that the foregoing terms correctly set forth the Placement Agreement by signing and returning to the Fund the duplicate copy of the Placement Agreement enclosed herewith.

                                         COLUMBIA MANAGEMENT MULTI-
                                         STRATEGY HEDGE FUND, LLC


                                         By: /s/ Raymond W. Bligh
                                         Name (please print): Raymond W. Bligh
                                         Title: Vice President


                                         QUICK & REILLY, INC.


                                         By: /s/ Joel R. Kesner
                                         Name (please print): Joel R. Kesner
                                         Title: Executive Vice President